COOPERATION AGREEMENT
                                    REGARDING
                               THE DEVELOPMENT OF
                     THE CHANGBA-LIJIAGOU LEAD-ZINC DEPOSIT


                                     Between

                        Minco Mining & Metals Corporation

                                       And

                        Baiyin Non-Ferrous Metals Company











                              Baiyin, Gansu, China
                                November 17, 1997

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                              COOPERATION AGREEMENT
                          REGARDING THE DEVELOPMENT OF
                      THE CHANGBA-LUIAGOU LEAD-ZINC DEPOSIT



THIS AGREEMENT is executed on the 17th day of November, 1997, in Baiyin City, Gansu Province, China.

BETWEEN:

     MINCO MINING & METALS CORPORATION a public corporation incorporated under the laws of British Columbia (referred to herein as "MINCO")

     Registered Address:           1200, 543 Granville St.
                                   Vancouver, BC Canada V6C 1X8

     Authorized representative:    Mr. Ken Z. Cai, the President of MINCO

     Phone:  (604) 688-8002        Fax:  (604) 688-8030

AND:

     BAIYIN NON-FERROUS METALS COMPANY

     a corporation incorporated under the laws of the People's Republic of China (referred to herein as "BAIYIN")

     Registered Address:           Baiyin City, Gansu Province, China

     Authorized representative:    Mr. Shichang Ren, the Deputy General Manager
                                   of BAIYIN

     Phone:  (0943) 8812 - 171     Fax: (0943) 8223 - 449

     (collectively, the "Parties", or individually a "Party")

WHEREAS:

1. BAIYIN has been authorized and approved by China National Non-Ferrous Metals Industries Corporation ("CNNC") to develop the Changba-Lijiagou lead-zinc deposit.

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2.   BAIYIN  has been  authorized  by CNNC to seek  various  sources  of capital
     (including foreign capital and investment) to develop and exploit the large Changba-Lijiagou lead-zinc deposits ( the "Project"). CNNC has agreed in principle to permit foreign investors to acquire the majority interest in the joint venture enterprise to be established for the Project.

3. BAIYIN faxed to MINCO invitations for a site visit for purposes of discussing a joint venture for the Project in August 1994 and April 1995, respectively. After receiving such invitations and a summary of geological data related to the Project, MINCO visited BAIYIN four times during each of May 1995, October 1995, May 1996, and October 1996 respectively and the Parties signed a letter of intent (the "Letter of Intent") and a cooperation agreement pursuant to which they would cooperate to develop and exploit the Changba-Lijiagou lead-zinc deposits.

4. In October 1995, MINCO visited CNNC in Beijing and had friendly discussions with CNNC concerning the Project.

5. On the basis of mutual exchanges of views, extensive discussions and negotiation, MINCO conducted a preliminary evaluation and later a detailed assessment (the "Detailed Assessment") of the Project and concluded that the Project has high geological potential, favorable geological characteristics, and very good infrastructure conditions. Accordingly and subsequently, MINCO expressed strong interest in the Project.

6. After the execution of the Cooperation Agreement on October 18, 1996, both Parties pursued the Project aggressively. However, the Project has been delayed and the Changba open pit mine has been damaged seriously because of the non-natural Chinese factors (illegal mining on the property). Thus, the cooperation scope agreed by the Parties originally has been changed significantly.

7. The Parties conducted further discussions and negotiations during October 14-17, 1997, at the offices of Baiyin, both Parties agreed as follows:

1.0- ESTABLISHMENT OF THE JOINT VENTURE

1.1 The Parties agreed to establish a Co-operative (or equity) joint venture (the "Joint Venture") constituted as a separate legal person for the Project.

1.2 The Joint Venture shall have limited liability. Both Parties will make contributions to, and share the risk and profits of, the Joint Venture in accordance with their respective equity interests in the Joint Venture.

1.3 The term of the Joint Venture shall be thirty (30) years such period to be extendible upon mutual agreement between the Parties if the circumstances so warrant.

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1.4  The  purpose of the Joint  Venture is to develop  and  exploit  jointly the
     Changba-Lijiagou deposits on the basis of mutual benefits. The Parties will each use their respective advantages including mineral resources, capital, and technology, to achieve satisfactory profitability to both Parties.

1.5 The business scope of the Joint Venture is for mineral exploration, development, exploitation, processing and marketing the mineral products produced using an integrated mining company. In addition to the exploration and exploitation on the area covered by the existing mining license or the potentially acquired mining license, the Joint Venture will apply for the exploration permit which will cover, including but not limited to, the strike and dip extension of the ore bodies to be mined at the Changba-Lijiagou deposits, and adjacent ore bodies in Lijiagou area.

2.0- OPERATION AND MANAGEMENT OF THE JOINT VENTURE

2.1 The board of directors that will possess the highest authority over the operation and management of the Joint Venture will manage the Joint Venture. Each Party will appoint a number of directors in proportion with its relative beneficial interest in the Joint Venture. The Chairman of the board of directors shall be appointed by the controlling shareholder.

2.2 The general manager who shall be appointed and controlled by the board of directors will manage the day-to-day operation of the Joint Venture.

3.0- JOINT VENTURE AREA AND PRODUCT SCHEMES

3.1 Three joint venture alternatives for the joint venture scope were proposed initially under the Letter of Intent. After further assessment, both Parties agreed that the area for the Joint Venture (the "Joint Venture Area") includes:

     1)   deep Changba (below 1205m of the Changba deposit);
     2)   the Lijiagou deposit (below 1205m);
     3) the joint area between the Changba and Lijiagou deposits (the "Joint Area"); and
     4) the Changba mill plant and other associated facilities.

     The Parties further agreed that the Joint Venture should exercise its best efforts to acquire the exploration permit for the area surrounding the Changba and Lijiagou deposits. If such exploration permit were obtained, the Joint Venture would conduct mineral exploration on the permitted area and enjoy the results and benefits from the exploration. Neither BAIYIN nor MINCO shall conduct such exploration for its own benefit.

3.2 The Parties agreed that the Project would be carried out under the principle of overall planning, staged development and exploitation.

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3.3  The initial target of  cooperation is to develop the Lijiagou  deposit into an underground mine at 1,000 tonnes of ores per day capacity. The second stage of the Project will expand the underground mine to 3,500 tones per day capacity, including the Lijiagou deposit and the Joint Area. The Parties currently expect the capacity to be increased to 5,000 tonnes per day to mine the Lijiagou deposit, the Joint Area, and the Changba deposit.

3.4 The Parties agreed to use the product from the Joint Venture either to produce concentrate for sale or to produce metals or metals products for sale through custom smelting.

4.0- BENEFICIAL INTEREST AND CONTRIBUTIONS TO THE JOINT VENTURE

4.1 The Parties agreed that MINCO will be the controlling shareholder of the Joint Venture. The Parties agreed the beneficial interest in the Joint Venture and the contributions to the Joint Venture are as follows:

4.1.1BAIYIN shall contribute the mining rights of the Joint Venture Area; the land using rights; and the net values of the total assets at the Changba milling system which can process 3,500 tonnes of ores per day, including fixed assets, moveable assets, projects under construction, and other assets (collectively referred to herein as the "BAlYIN's Contribution"). Baiyin shall have 25% of equity interest in the Joint Venture after the above contributions have been made.

4.1.2. MINCO shall contribute capital and advanced equipment to develop a 3,500 tonnes per day underground mine on the property, including further exploration expenditures and feasibility study expenditures required for the Lijiagou deposit, and development capital expenditures of a 3,500 tonnes per day underground mine. MINCO shall have 75% equity interest in the Joint Venture after the above contributions have been made.

4.2 After the Parties made their respective initial contributions to the Joint Venture, the further capital requirements of the Joint Venture shall be contributed by the Parties in accordance to their respective equity interests in the Joint Venture.

5.0- CO-OPERATION PROCEDURE

5.1 In order to promote the Project in a timely fashion, the Parties agreed to use the following procedure:

     1) After the execution of this Agreement, BAIYIN will prepare a detailed application for the Joint Venture in a timely fashion based on the information and reports provided by the Parties, and then apply to the appropriate Chinese government authorities for approval of the Joint Venture (the "Joint Venture Approval").

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          BAIYIN will inform MINCO in a timely  fashion  once the Joint  Venture
          Approval has been obtained.

     2) When the Joint Venture Approval has been obtained, BAIYIN, assisted by MINCO, shall compile the proposal and preliminary feasibility study for the Joint Venture and apply to the appropriate Chinese government authorities for approval (the "JV Proposal Approval").

     3) When the JV Proposal Approval has been obtained, both Parties will jointly prepare a feasibility study of the Joint Venture (the "Joint Venture Feasibility Study"). When such Joint Venture Feasibility Study has been completed, BAIYIN shall apply to the appropriate Chinese government authorities for approval of such Joint Venture Feasibility Study (the "Joint Venture Feasibility Study Approval").

     4) When the Joint Venture Feasibility Study Approval has been obtained, both Parties will negotiate in good faith and execute a joint venture contract (the "JVC") which shall set out in detail the rights and obligations of the Parties in the Joint Venture. BAIYIN will seek the approval of the JVC from appropriate Chinese government agencies in a timely fashion.

     5) During the preparation of the JVC, the Parties shall jointly conduct preliminary works (the "Preliminary Works") on the property to advance the Project to meet the conditions of feasibility study of the Project, including underground exploration, hydrological and engineering assessment, metallurgical testing, environmental evaluation, and asset appraisal.

     6) When the Joint Venture Contract has been approved, BAIYIN shall obtain business licenses from the appropriate Chinese government authorities to establish the Joint Venture. MINCO shall provide all reasonable assistance to BAIYIN.

     7) When the Preliminary Works have been completed, the Parties will jointly conduct a technical feasibility study (the "Technical Feasibility Study") of the Project, including Chinese feasibility study, preliminary mine design and construction design, and some initial development works. MINCO will lead the Technical Feasibility Study with the participation of Lanzhou Engineering & Research Institute of Non-Ferrous Metallurgy of CNNC commissioned by BAIYIN.

     8) If the Technical Feasibility Study concludes that the Project meets the investment criteria and is economically and socially attractive to the Parties, both Parties shall carry out the Project pursuant to the terms of the JVC and the Articles of Association of the Joint Venture.

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5.2  The Parties agree that the expenditures  incurred for the Preliminary Works
     (as defined in section 5.1 (5)) and for the Technical Feasibility Study (as defined in section 5.1 (7)) will be contributed by both Parties in proportion to their respective beneficial interests (i.e. MINCO 75% and BAIYIN 25%). If the Project is unsuccessful, both Parties will assume their respective expenditures as a loss of a risky investment and neither Party shall be compensated by the other Party. If the Project is successful, the expenditures incurred by each of the Parties will be credited as part of each Party's respective capital contribution to the Joint Venture.

6.0- CLEARING LOCAL MINERS

The Parties acknowledge and agree that it is critical to the success of the Joint Venture, and a condition of further investment by MINCO in the Project, that the mining activities being conducted by the local farmers on the Joint Venture Area (Lijiagou, the Joint Area, and Changba) be stopped peacefully and permanently and without leaving any hidden unresolved issue which could later adversely affect the Joint Venture.

7.0- EXCLUSIVE NEGOTIATION AND INVESTMENT RIGHTS

7.1 By this Agreement, BAIYIN grants and guarantees to MINCO the exclusive rights to negotiate and to invest in the Project.

7.2  Both Parties further agree that:

     1) BAIYIN shall have right to invite other Chinese enterprises (non-foreign) to invest in the Project and participate its 25% interest provided that all Chinese investors collectively shall form a single entity that will be the sole Chinese shareholder to participate in the Joint Venture.

     2)   MINCO   shall  have  right  to  invite   other   foreign   enterprises
          (non-Chinese) to invest in the Project and participate its 75% interest provided that all the non-Chinese investors shall form a single entity that will be the sole non-Chinese shareholder to participate in the Joint Venture.

8.0- OTHER PROMISES OF THE PARTIES

8.1 The Parties agree that the Joint Venture shall conduct the Project under the environmental standards not lower than the requirements of the Chinese environmental laws and regulations. BAIYIN promised that the Joint Venture shall not be responsible for any environmental liability of BAIYIN's operations incurred before the creation of the Joint Venture.

8.2 MINCO promised that BAIYIN shall have exclusive concentrate purchasing rights or custom smelting rights if BAIYIN can match the same terms of sales prices of concentrates or custom smelting charges, final product quality, and processing time in case of custom smelting.

8.3 Both Parties promised to preserve the confidentiality of all information (the "Information") obtained from the other Party. Subject to the exception set out at the end of this section, neither Party shall disclose such Information to any third party without consent from the other Party. If this Agreement, or any successor agreement, is terminated, each Party shall return to the other Party all such Information. However, each Party can disclose such Information to its respective regulatory authorities (including government authorities, security commissions, and stock exchanges, etc.), joint venture partners, and third parties under contract to a Party to work on the Project.

8.4 Before the execution of the Joint Venture Contract, each of the Parties shall be responsible for its own expenses incurred related to the Project. If the Joint Venture is successfully established, then expenses actually incurred by each of the Parties shall be credited as part of the capital contribution to the Joint Venture.

8.5 The Joint Venture shall use the Project as a starting point to develop a long-term cooperation between the Parties in a wider area. Both Parties agree that if circumstances warrant, the Joint Venture can be listed on the Chinese and foreign stock exchanges (e.g. Toronto Stock Exchange) in order to attract more international investors, widen the capital sources, and achieve strategic growth of the Joint Venture.

9.0- GENERAL

9.1 If the contents of this Agreement have any conflict with the Letter of Intent and the memorandum of understanding previously signed, the terms of this Agreement shall prevail.

9.2 This Agreement is written in duplicate in both Chinese and English, with both texts having equal authority.

9.3 Each of the Parties acknowledge the receipt of one executed copy of the English version of this Agreement and of one executed copy of the Chinese version of this Agreement. The English version of this Agreement may be executed in counterparts and transmitted by facsimile transmission. A copy which has been executed in counterparts and transmitted by facsimile transmission shall have equal authority as an originally executed copy.

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IN WITNESS WHEREOF the Parties have duly executed this Cooperation  Agreement as evidenced by each signature below.

BAIYIN NON-FERROUS METALS COMPANY

Legal Representative:



Jiangshen Wu, General Manager I


Authorized Representative:



Shichang Ren, Deputy General Manager


MINCO MINING AND METALS CORPORATION

Legal Representative:


/s/   Peter Tsaparas
Peter Tsaparas, Chairman of the Board


Authorized Representative:


/s/   Ken Z. Cai
Ken Z. Cai, President and CEO